REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Directors of Hyperion Strategic Mortgage Income Fund, Inc.
New York, New York


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Hyperion Strategic
Mortgage Income Fund, Inc. as of November 30, 2005, and the related statements of operations and cash flows, changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended November 30, 2004 and the financial highlights for each of the years or period in the three-year period then ended, have been audited by other auditors, whose report dated January 26, 2005 expressed an unqualified opinion on such financial statement and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2005, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Hyperion Strategic Mortgage Income Fund, Inc. as of November 30,
2005, the results of its operations and cash flows, changes in its net assets and its financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


Briggs, Bunting & Dougherty, LLP
Philadelphia, Pennsylvania
January 11, 2006